                                                                     EXHIBIT 8.1
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                             Katten Muchin & Zavis
                           525 W. Monroe, Suite 1600
                            Chicago, Illinois 60661

                                April 8, 1998

PLATINUM technology, inc.
1815 South Meyers Road
Oakbrook Terrace, Illinois 60181

     Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as counsel for PLATINUM technology, inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the issuance of up to 10,056,005 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock") pursuant to and in connection with the Company's acquisition of Mastering, Inc. ("Mastering"), a Delaware corporation. You have requested that we confirm the accuracy of the statements contained in the Registration Statement regarding certain federal tax consequences under the section "The Merger - Certain U.S. Federal Income Tax Consequences" in the Registration Statement.

     We have examined the (a) Registration Statement, (b) the Agreement and Plan of Merger dated as of February 18, 1998 ("Merger Agreement") among the Company, PT Acquisition Corporation I, a wholly-owned subsidiary of the Company ("PT Acquisition"), and Mastering, (c) the First Amendment to the Agreement and Plan of Merger dated as of April 7, 1998 between the Company, PT Acquisition and Mastering, and such other documents as we have deemed necessary to render our opinions expressed below and within the Registration Statement.

     Based upon and subject to the foregoing, we are of the opinion that the statements set forth under the caption "The Merger-Certain U.S. Federal Income Tax Consequences" in the Registration Statement are accurate in all material respects.

     Our opinion expressed above is limited to the federal tax laws of the United States of America, and we do express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ KATTEN MUCHIN & ZAVIS